UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On August 11, 2022, the Board of Directors (the “Board”) of Agios Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Corporate Governance Committee”), elected Rahul Ballal, Ph.D. and Cynthia Smith as directors. Dr. Ballal and Ms. Smith have been designated as a class I directors to serve in accordance with the Company’s By-Laws until the Company’s 2023 Annual Meeting of Stockholders and thereafter until his or her successor has been duly elected and qualified or until his or her earlier death, removal or resignation.

There are currently no arrangements or understandings between Dr. Ballal or Ms. Smith and any other person pursuant to which Dr. Ballal or Ms. Smith was selected as a director. There are currently no transactions in which Dr. Ballal or Ms. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy (the “Policy”), Dr. Ballal and Ms. Smith will receive an annual cash compensation of $50,000 ($12,500 per quarter) for their service as a director and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Policy, on August 11, 2022 the Board granted each of Dr. Ballal and Ms. Smith (i) a nonstatutory stock option to purchase 37,947 shares of the Company’s common stock, and (ii) 6,906 restricted stock units. The stock options have an exercise price equal to $25.99 per share, the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, and vest as to 25% of the underlying shares on the first anniversary of the date of grant, with remainder vesting in equal increments over 36 additional months. The restricted stock units vest as to one-third of the underlying shares on each of the first, second and third anniversaries of the grant date.

In connection with their elections to the Board, each of Dr. Ballal and Ms. Smith will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Dr. Ballal and Ms. Smith for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-189216), filed with the Securities and Exchange Commission on July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: August 15, 2022	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer